UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2025

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2025, IO Biotech ApS, a subsidiary of IO Biotech, Inc. (the “Company”), entered into an addendum to the service agreement (“Service Agreement”), dated August 21, 2017 (the “Addendum”), with Mai-Britt Zocca, the Company’s Chief Executive Officer (the “CEO”), to provide for severance entitlements in the event the CEO’s employment with the Company and its affiliates is terminated without “cause” or by the CEO for “good reason” (each, a “Qualifying Termination”).

Pursuant to the Addendum, in the event of a Qualifying Termination, the CEO will receive the following severance pay and benefits: (i) severance pay equal to 12 months of the CEO’s then-current base salary; (ii) a bonus for the year of termination, pro-rated based on the days employed during the calendar year in which the termination occurs and calculated based on actual performance for the performance year; (iii) any unpaid bonus for the prior year; and (iv) the accelerated vesting of outstanding equity awards that are scheduled to vest during the 12-month period following such Qualifying Termination, with any performance-based vesting conditions subject to actual performance with respect to performance periods that conclude during such 12-month period. In the event that the Qualifying Termination occurs within six months prior to or 12 months following a Change in Control, then (x) the severance pay set forth in clause (i) will increase to 18 months, (y) the bonus payable under clause (ii) will not be prorated and (z) 100% of the CEO’s then-outstanding equity awards will vest, with performance-based vesting conditions deemed achieved at target or such other vesting level set forth in the underlying award agreements. The severance payments and benefits under the Addendum are subject to the CEO’s execution and non-revocation of a general release of claims in favor of the Company.

The foregoing description of the Addendum is qualified in its entirety by reference to the complete text of the Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Addendum, dated June 19, by and between the Company and the CEO

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: June 20, 2025	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer